As filed with the Securities and Exchange Commission on April 6, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MYOVANT SCIENCES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

2016 Equity Incentive Plan
(Full title of the plans)

Matthew Lang
General Counsel and Corporate Secretary
Suite 1, 3rd Floor
11-12 St. James’s Square
London
SW1Y 4LB
United Kingdom
Telephone: +(44) 207-400-3351
 (Name, address and telephone number, including area code, of agent for service)

Copies to:
Kenneth L. Guernsey
Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Shares, $0.000017727 par value per share	3,963,979(2)	$20.77	$82,331,843.83	$8,982.41

(1)          Represents common shares of the Registrant (“Common Shares”) issuable pursuant to the Myovant Sciences Ltd. 2016 Equity Incentive Plan (the “2016 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that become issuable under the 2016 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)          Consists of: (i) 3,640,034 Common Shares that represent an automatic increase equal to 4% of the total number of Common Shares outstanding on March 31, 2021, to the aggregate number of Common Shares reserved for issuance under, and which annual increase is provided by, the 2016 Plan; and (ii) 323,945 Common Shares reacquired, and available for reissuance, by the Registrant under the 2016 Plan.

(3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon $20.77, which is the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on April 1, 2021, rounding up to the nearest cent.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed on May 18, 2020;

(b)
The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 from the Registrant’s Proxy Statement on Schedule 14A, filed on July 24, 2020;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed on August 11, 2020;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed on November 12, 2020;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed on February 11, 2021;

(f)	The Registrant’s Current Reports on Form 8-K filed on May 8, 2020, August 5, 2020, September 17, 2020, December 18, 2020, December 28, 2020 and January 4, 2021; and

(g)
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 24, 2016 (File No. 001-37929) under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed on May 18, 2020.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant is incorporated under the laws of Bermuda. Section 98 of the Companies Act of 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the Registrant. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

The Registrant’s amended and restated bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that it may advance funds to its officers and directors for costs, charges and expenses incurred in their defense on the condition that such officers or directors repay the funds if any allegation of fraud or dishonesty is proved against them. The Registrant’s amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Registrant, against any of the Registrant’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant has purchased and maintains a directors’ and officers’ liability policy for such purpose.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the Registrant’s directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File No.	Exhibit	Filing Date
3.1	Certificate of Incorporation.	S-1	333-213891	3.1	09/30/2016
3.2	Memorandum of Association.	S-1	333-213891	3.2	09/30/2016
3.3	Fifth Amended and Restated Bye-Laws.	10-Q	001-37929	3.3	02/10/2020
5.1*	Opinion of Conyers Dill & Pearman Limited as to Legality.
99.1	2016 Equity Incentive Plan, as amended.	S-1	333-213891	10.5	10/20/2016
99.2	Forms of Option Grant Notice and Option Agreement under 2016 Equity Incentive Plan, as amended.	S-1	333-213891	10.6	09/30/2016
99.3	Form of Amendment No.1 to the Stock Option Grant Notice and Option Agreement under 2016 Equity Incentive Plan, as amended.	10-Q	001-37929	10.1	11/12/2019
99.4	Form of Early Exercise Stock Purchase Agreement under 2016 Equity Incentive Plan, as amended.	S-1	333-213891	10.7	09/30/2016
99.5	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2016 Equity Incentive Plan, as amended.	10-K	001-37929	10.30	05/24/2019
99.6	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2016 Equity Incentive Plan, as amended (2019 Form).	10-Q	001-37929	10.2	11/12/2019
99.7	Form of Restricted Stock Award Agreement under 2016 Equity Incentive Plan, as amended.	10-K	001-37929	10.31	05/24/2019
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

Item 9.	Undertakings

1.	The undersigned Registrant hereby undertakes:

 (a)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(i)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(ii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

 (b)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (d)         That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on April 6, 2021.

MYOVANT SCIENCES LTD.

By:	/s/ Matthew Lang
Matthew Lang
General Counsel and Corporate Secretary

POWER OF ATTORNEY

 KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Marek, Frank Karbe, and Matthew Lang, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Marek	Principal Executive Officer and Director	April 6, 2021
David Marek

/s/ Frank Karbe	Principal Financial and Accounting Officer	April 6, 2021
Frank Karbe

/s/ Myrtle Potter	Chairman and Director	April 6, 2021
Myrtle Potter

/s/ Terrie Curran	Director	April 6, 2021
Terrie Curran

/s/ Mark Guinan	Director	April 6, 2021
Mark Guinan

/s/ Adele Gulfo	Director	April 6, 2021
Adele Gulfo

/s/ Hiroshi Nomura	Director	April 6, 2021
Hiroshi Nomura

/s/ Kathleen Sebelius	Director	April 6, 2021
Kathleen Sebelius